Amended Exhibit C
to the
Custody Agreement Dated April 26, 2007

Fund Names
Separate Series of DGHM Investment Trust

Name of Series                                                                       Date Added

DGHM All-Cap Value Fund                                                                    June 20, 2007
DGHM Small Cap Value Fund                                                                June 28, 2010